UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CM Finance Inc

(Exact name of registrant as specified in its charter)

Maryland	46-2883380
(Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

399 Park Avenue, 39th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-192370

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock contained in the section entitled “Description of Our Capital Stock” in the Registration Statement on Form N-2 (File No. 333-192370), filed with the Securities and Exchange Commission under the Securities Act of 1933 on November 15, 2013, as amended from time to time, is incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

3.1	Articles of Amendment and Restatement of CM Finance Inc*

3.2	Bylaws of CM Finance Inc*

4.1	Form of Stock Certificate of CM Finance Inc*

*	Incorporated by reference to CM Finance Inc’s registration statement on Form N-2 (File No. 333-192370), filed on November 15, 2013.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 5, 2014	CM Finance Inc

	By:	/s/ Michael C. Mauer
Michael C. Mauer
Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit

3.1	Articles of Amendment and Restatement of CM Finance Inc*

3.2	Bylaws of CM Finance Inc*

4.1	Form of Stock Certificate of CM Finance Inc*

*	Incorporated by reference to CM Finance Inc’s registration statement on Form N-2 (File No. 333-192370), filed on November 15, 2013.